Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

Helius Medical Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock(3)	Rule 457(o)	8,000,000	0.00014760	$1,180.80
Equity	Series A Warrants(4)	Other	-	-	-
Equity	Series B Warrants(4)	Other	-	-	-
Equity	Shares of Class A Common Stock issuable upon exercise of Series A Warrants and Series B Warrants	Rule 457(o)	17,600,000	0.00014760	$2,597.76
Equity	Pre-Funded Warrants(3)(4)	Other	-	-	-
Equity	Shares of Class A Common Stock issuable upon exercise of Pre-Funded Warrants(3)	Rule 457(o)	-	0.00014760	-
Equity	Shares of Class A Common Stock issuable upon exercise of Underwriter Warrants	Rule 457(g)	400,000	0.00014760	59.04
Total Offering Amounts			$26,000,000		$3,837.60
Total Fee Offsets					-
Previously Paid					$4,797
Net Fee Due					$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the Class A Common Stock, par value $0.001 (“Common Stock”), will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock, Pre-Funded Warrants and accompanying Series A Warrants and Series B Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $8,000,000.

(4)	No fee pursuant to Rule 457(g) of the Securities Act.